Exhibit 99.1

           ProAssurance Reports Results for the Third Quarter of 2005


   BIRMINGHAM, Ala.--(BUSINESS WIRE)--Nov. 8, 2005--ProAssurance
Corporation (NYSE:PRA):

   SUMMARY

   ProAssurance Corporation (NYSE:PRA) reports Net Income of $29.3 million, or $0.90 per diluted share for the third quarter of 2005. For the nine months ended September 30, 2005, Net Income was $78.7 million or $2.49 per diluted share. ProAssurance's Return on Equity was 16.8% in the quarter and 15.6% for the year-to-date period. Cash flow from operations was $100.8 million in the quarter and $282.4 million for the year-to-date. Book value per diluted share increased to $23.76 on the strength of ProAssurance's acquisition of NCRIC.

   ProAssurance Corporation (NYSE: PRA) reports the following results for the quarter and nine months ended September 30, 2005. These results reflect the inclusion of NCRIC since August 3, 2005.


               Unaudited Consolidated Financial Summary:
            (in thousands, except per share and ratio data)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                                 2005      2004      2005      2004
                                --------  --------  --------  --------
Gross Premiums Written         $224,559  $217,812  $601,589  $600,295
                                ========  ========  ========  ========
Net Premiums Written           $203,405  $198,370  $539,794  $538,085
                                ========  ========  ========  ========
Net Premiums Earned            $190,339  $175,346  $536,639  $509,086
                                ========  ========  ========  ========
Net Investment Income          $ 28,078  $ 22,659  $ 76,646  $ 63,192
                                ========  ========  ========  ========
Net Realized Investment Gains
 (Losses)                      $   (635) $  3,063  $  1,761  $  7,346
                                ========  ========  ========  ========
Total Revenues                 $219,321  $201,895  $622,658  $582,693
                                ========  ========  ========  ========
Guaranty Fund Assessments      $    458  $    171  $    343  $    704
                                ========  ========  ========  ========
Interest Expense               $  2,290  $  1,902  $  6,457  $  4,537
                                ========  ========  ========  ========
Total Expenses                 $178,451  $176,538  $513,409  $515,212
                                ========  ========  ========  ========
Net Income                     $ 29,337  $ 19,518  $ 78,739  $ 51,302
                                ========  ========  ========  ========
Net Cash Provided by
 Operations                    $100,764  $113,191  $282,359  $284,784
                                ========  ========  ========  ========
Weighted average number of
  common shares outstanding
    Basic                        30,480    29,182    29,700    29,153
    Diluted                      33,345    31,972    32,546    31,967
Earnings per share
  Net Income per share (basic) $   0.96  $   0.67  $   2.65  $   1.76
                                ========  ========  ========  ========
  Net Income per share
   (diluted)                   $   0.90  $   0.63  $   2.49  $   1.67
                                ========  ========  ========  ========
Net Loss Ratio                     74.9%     82.3%     76.9%     83.1%
Expense Ratio                      17.6%     17.3%     17.5%     17.2%
                                --------  --------  --------  --------
Combined Ratio                     92.5%     99.6%     94.4%    100.3%
                                ========  ========  ========  ========
Operating Ratio                    77.7%     86.7%     79.6%     87.9%
                                ========  ========  ========  ========
Return on Equity                   16.8%     13.6%     15.6%     12.0%
                                ========  ========  ========  ========


                  Unaudited Balance Sheet Highlights:
                 (in millions, except per share data)

                                         September 30,  December 31,
                                             2005           2004
                                         -------------  --------------
Stockholders' Equity                          $    738       $    611
Total Investments                             $  2,915       $  2,455
Total Assets                                  $  3,833       $  3,239
Policy Liabilities                            $  2,825       $  2,413
Accumulated Other Comprehensive Income        $      -       $     24
Book Value per Share                          $  23.76       $  20.92


            Professional Liability Segment / Selected Data
                     (in thousands, except ratios)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                                 2005      2004      2005      2004
                                --------  --------  --------  --------
Gross Premiums Written         $167,308  $160,461  $434,741  $438,194
                                ========  ========  ========  ========
Net Premiums Written           $154,893  $148,452  $396,435  $395,449
                                ========  ========  ========  ========
Net Premiums Earned            $143,586  $129,175  $395,557  $373,337
                                ========  ========  ========  ========
Net Investment Income          $ 24,255  $ 19,480  $ 68,617  $ 54,569
                                ========  ========  ========  ========
Net Realized Investment Gains
 (Losses)                      $   (644) $  1,725  $  1,231  $  4,608
                                ========  ========  ========  ========
Total Revenues                 $168,089  $150,641  $468,092  $433,774
                                ========  ========  ========  ========
Total Expenses                 $139,374  $135,736  $392,064  $396,145
                                ========  ========  ========  ========
Current Accident Year Net Loss
 Ratio                             85.6%     90.3%     86.3%     91.0%
Prior Year Development            (3.5%)        -     (2.5%)        -
                                --------  --------  --------  --------
Net Loss Ratio                     82.1%     90.3%     83.8%     91.0%
Expense Ratio                      15.0%     14.8%     15.3%     15.1%
                                --------  --------  --------  --------
Combined Ratio                     97.1%    105.1%     99.1%    106.1%
                                ========  ========  ========  ========
Operating Ratio                    80.2%     90.0%     81.8%     91.5%
                                ========  ========  ========  ========


                 Personal Lines Segment /Selected Data
                     (in thousands, except ratios)

                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                   2005     2004     2005      2004
                                  -------  -------  --------  --------
Gross Premiums Written           $57,251  $57,351  $166,848  $162,101
                                  =======  =======  ========  ========
Net Premiums Written             $48,512  $49,918  $143,359  $142,636
                                  =======  =======  ========  ========
Net Premiums Earned              $46,753  $46,171  $141,082  $135,749
                                  =======  =======  ========  ========
Net Investment Income            $ 3,230  $ 2,645  $  9,337  $  7,942
                                  =======  =======  ========  ========
Net Realized Investment Gains
 (Losses)                        $   (17) $    14  $    446  $     65
                                  =======  =======  ========  ========
Total Revenues                   $50,613  $49,396  $152,790  $145,565
                                  =======  =======  ========  ========
Total Expenses                   $36,787  $38,900  $114,888  $114,530
                                  =======  =======  ========  ========
Current Accident Year Net Loss
 Ratio                              58.8%    67.2%     62.3%     67.9%
Prior Year Development             (5.9%)   (7.4%)    (4.6%)    (6.6%)
                                  -------  -------  --------  --------
Net Loss Ratio                      52.9%    59.8%     57.7%     61.3%
Expense Ratio                       25.8%    24.5%     23.7%     23.0%
                                  -------  -------  --------  --------
Combined Ratio                      78.7%    84.3%     81.4%     84.3%
                                  =======  =======  ========  ========
Operating Ratio                     71.8%    78.6%     74.8%     78.4%
                                  =======  =======  ========  ========


   About Our Segments

   In our Professional Liability segment we underwrite professional liability insurance for physicians and surgeons, dentists, hospitals, and others involved in the delivery of health care. Our principal professional liability companies are The Medical Assurance Company, Inc., ProNational Insurance Company, NCRIC, Inc., and Red Mountain Casualty Insurance Company. We also write professional liability business through Woodbrook Casualty Insurance Company, formerly Medical Assurance of West Virginia. In our Personal Lines segment, MEEMIC Insurance Company provides auto and homeowners' coverage for Michigan's educational employees and their families.

   Commentary

   Consolidated Results

   -- Our Return on Equity for the third quarter was 16.8%. For the nine months ended September 30, 2005 this important measure of our success was 15.6%.

   -- Maintaining underwriting profitability in both segments is a major goal for us. Our consolidated combined ratio was 92.5% in the quarter and 94.4% for the nine months ended September 30, 2005.

   -- Net Income in the third quarter was $29.4 million compared to $19.5 million in the same quarter a year ago, and for the year-to-date, Net Income was $78.7 million compared to $51.3 million for the first nine months of 2004.

   Professional Liability Results

   -- We recognized $5.0 million of favorable net reserve development in the quarter. We have recognized $10.0 million in favorable net reserve development for the year.

   -- We continue to file for rate adjustments in states where loss data points to the need for changes, although increases are slowing as loss trends moderate. We are confident that our rates are adequate to meet our long-term average ROE targets of 12%-14%.

   -- On average, our policies are renewing at rates that are 12.5% higher than expiring premiums.

   -- Our retention rate in the quarter was approximately 87%. We continue to see competition from low-priced competitors, but the number of new companies entering the business has slowed. We continue to add new physician policyholders both through acquisition and in existing markets, which largely offsets the number we non-renew or lose to low-priced competitors. There is growing competition for hospital premiums, driven primarily by insurers attracted to the relatively large premiums per hospital. As in all our segments, we choose not to compete for business solely on price and the resulting reduction in our hospital book largely accounts for the decline in professional liability premiums year over year.

   -- We continue to see our mix of business evolving as some policyholders in high premium states elect to purchase lower coverage limits. Additionally, we are growing our business in states where premiums are generally lower because of more favorable loss experience. These factors lower both our risk profile and gross premiums, but allow us to maintain our margins on each policy.

   -- We are finalizing the participations for our current reinsurance treaties which will be renewed with no change in pricing or conditions. We are negotiating final terms and conditions to bring NCRIC policies into our program on January 1, 2006, when NCRIC's existing reinsurance contracts expire.

   Personal Lines Results

   -- We announced on November 7th that we have signed a definitive agreement to sell our personal lines insurance operations to Motors Insurance Corporation, a subsidiary of GMAC Insurance Holdings, Inc. We expect the transaction to be worth $400 million before transaction expenses, and we anticipate the transaction will be complete in the first quarter of 2006.

   -- The higher value of home and cars insured has been the primary factor driving MEEMIC's premium increase this year. The number of homeowners' policies sold by MEEMIC has also been a factor in that growth.

   -- We recognized $2.7 million of favorable net reserve development in the quarter. We have recognized $6.5 million in Personal Lines reserve development for the year.

   Corporate Events

   -- We completed our acquisition of NCRIC Group as of the close of business on August 3, 2005. The integration of NCRIC is proceeding better than expected.

   -- Our group ratings have recently been affirmed at "A-" by the major insurance rating agencies, A. M. Best, Fitch and Standard & Poor's.

   Conference Call Information

   --  Live: Tuesday, November 8, 2005, 10:00 AM ET. Dial (800)
        967-7143 or (719) 457-2631 outside North America. The call will also be webcast on our website, ProAssurance.com, and on StreetEvents.com.

   -- Replay: Telephone, through November 15, 2005 at (888) 203-1112 or (719) 457-0820, access code 9874993. An internet replay will be available through November 15, 2005 at the same websites.

   About ProAssurance

   ProAssurance Corporation is a specialty insurer with more than $3.8 billion in assets and almost $790 million in gross written premiums. We are the nation's fourth largest writer of medical professional liability insurance and our principal professional liability subsidiaries are The Medical Assurance Company, Inc., ProNational Insurance Company, NCRIC, Inc., and Red Mountain Casualty Insurance Company. We also write professional liability coverage through Woodbrook Casualty Insurance Company. We are the tenth largest writer of personal auto coverage in Michigan through our subsidiary, MEEMIC Insurance Company, although we will exit the personal lines business upon the expected sale of MEEMIC.
   A.M. Best assigns a rating of "A-" (Excellent) to ProAssurance, MEEMIC and our principal professional liability subsidiaries, except NCRIC, Inc. which is rated B++ (Very Good). Standard & Poor's assigns our principal professional liability carriers a rating of "A-" ("Strong") but has not yet issued a rating for NCRIC, Inc. Fitch assigns a rating of "A-" to The Medical Assurance Company, Inc., ProNational Insurance Company and MEEMIC Insurance Company.

   Caution Regarding Forward-Looking Statements

   This news release contains historical information as well as forward-looking statements that are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "hopeful," "intend," "may," "optimistic," "preliminary," "project," "should," "will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as "forward-looking statements" as are sections of this news release clearly identified as giving our outlook on future business. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents we file with the Securities and Exchange Commission, including Form 10K/A for the year ended December 31, 2004 and Form 10Q for the most recent quarter. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events. Regarding the sale of our personal lines subsidiary, MEEMIC Insurance Company and its internal agency, we would add the following Cautions to those included in our filings with the SEC:

   -- The transaction may not occur as expected or it may take longer to accomplish than we expect;

   -- governmental approvals of the transaction may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the transaction;

   -- the sale is subject to the satisfaction or waiver of certain conditions which are beyond the control of ProAssurance; and

   -- the distribution of proceeds arising from the sale to ProAssurance may not be approved by governmental authorities, or such approval may be for an amount less than requested.

   We urge you not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.



    CONTACT: ProAssurance Corporation
             Frank B. O'Neil, 800-282-6242 or 205-877-4461
             foneil@ProAssurance.com